Exhibit 5.2

April 4, 2019

AutoZone, Inc.

123 South Front Street

Memphis, Tennessee 38103

Ladies and Gentlemen:

We have acted as local Nevada counsel to AutoZone, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offering and sale from time to time by the Company of an indeterminate principal amount or number of the Company’s debt securities (the “Securities”), to be issued pursuant to and in accordance with that certain Indenture, dated as of August 8, 2003, by and between the Company and Regions Bank (successor in interest to The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A.), as trustee, as filed as Exhibit 4.1 to the Registration Statement (the “Indenture”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the articles of incorporation and bylaws of the Company (collectively, the “Governing Documents”) and (iii) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification, that (i) except to the extent set forth in numbered opinion paragraph 2 below, any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, any officers’ certificate pursuant to Section 3.2 of the Indenture (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by the Company; (ii) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (iii) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (iv) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of Securities (including, without limitation, any other securities of the Company underlying any Securities or into which any Securities will or may be convertible), and all

100 North City Parkway, Suite 1600

Las Vegas, NV 89106-4614

main 702.382.2101

AutoZone, Inc.

April 4, 2019

Securities will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times (collectively, “Corporate Proceedings”); (v) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (vi) each natural person executing a document has or will have sufficient legal capacity to do so; (vii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (viii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete;

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.    The Company is validly existing as a corporation and in good standing under the laws of the State of Nevada.

2.    The Indenture has been duly authorized, executed and delivered by the Company

3.    When all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Securities, such Securities will be duly authorized by the Company.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Bass, Berry & Sims PLC may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the validity of the Securities, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP